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                                                                       EXHIBIT B

                  Each of the undersigned hereby agrees that the Amended and Restated 13D filed on the date hereof with respect to shares of the Common Stock, $.01 par value, of Barringer Laboratories, Inc., has been filed on his or its behalf.

                                        /s/ R. Scott Asen
                                        ----------------------------
                                        R. Scott Asen

                                        AB Associates, LP

                                        By:/s/ Gregory A. Beard
                                              -------------------------
                                              Gregory A. Beard,
                                              Managing Partner

                                        /s/ Gregory A. Beard
                                        ------------------------------
                                        Gregory A. Beard